TECHNOLOGY FUNDING VENTURE PARTNERS V,
              AN AGGRESSIVE GROWTH FUND, L.P.
           2000 Alameda de las Pulgas, Suite 250
                San Mateo, California 94403


        NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS


To the Limited Partners of TECHNOLOGY FUNDING VENTURE
PARTNERS V, AN AGGRESSIVE GROWTH FUND, L.P.:

Notice is hereby given that the Annual Meeting of Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P. (the "Partnership") will be held at 2:30 p.m. on September 8, 1995 at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California, for the following purposes:


1.   To elect three Individual General Partners;

2.   To elect two Managing General Partners;

3.   To consent to amend the Amended and Restated Limited
Partnership Agreement by adding a new Section 14.11 which provides that the Individual General Partners shall be required to call a meeting of Limited Partners for the purpose of seeking Limited Partner consent of existing General Partners and the approval of existing independent certified public accountants for the Partnership only once every three years;

4. To ratify the selection of KPMG Peat Marwick as independent certified public accountants of the Partnership; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.


By order of the Individual General Partners of the Partnership, only Limited Partners of record at the close of business on July 14, 1995 are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

You are cordially invited to attend this meeting.  WHETHER
OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE,
SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS
POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  THE
ENCLOSED PROXY IS BEING SOLICITED BY THE INDIVIDUAL GENERAL
PARTNERS.

                            By order of the Individual
                            General Partners,



                            Frank R. Pope
                            Executive Vice President
                            Technology Funding Inc.
San Mateo, California
Dated:  July 17, 1995

           TECHNOLOGY FUNDING VENTURE PARTNERS V,
              AN AGGRESSIVE GROWTH FUND, L.P.
           2000 Alameda de las Pulgas, Suite 250
                 San Mateo, California 94403


                       Proxy Statement


                        July 17, 1995


                    GENERAL INFORMATION

Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P. (the "Partnership") is a limited partnership organized under Delaware law. The Partnership has elected the status of a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). It commenced operations on January 2, 1991. The Partnership completed its offering on December 31, 1992 raising a total of $40,000,000. The Partnership is managed and administered by three Individual General Partners. Subject to the supervision of the Individual General Partners, the two Managing General Partners, Technology Funding Inc. ("TFI") and Technology Funding Ltd. ("TFL"), are responsible for management of the Partnership, negotiation and structuring of financing arrangements, oversight of the Portfolio Companies and day-to-day administration of Partnership affairs. Initially capitalized terms used in this Proxy Statement that are not otherwise defined have the meanings set forth in the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement").

The Partnership is required under the terms of its Partnership Agreement to hold annual Partnership meetings to consider certain Partnership matters, including the election of General Partners and ratification of the selection of independent certified public accountants for the Partnership.

The accompanying proxy is solicited on behalf of the Individual General Partners for use at the Annual Meeting of Limited Partners of the Partnership to be held at 2:30 p.m. on September 8, 1995 (the "Meeting") at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California, and any adjournment thereof.

         VOTING RIGHTS AND SOLICITATION OF PROXIES

Only Limited Partners of record on July 14, 1995 will be entitled to vote at the Meeting. At the close of business on that date, the Partnership had 400,000 Units outstanding and entitled to vote. To the knowledge of management of the Partnership, no person owned beneficially more than five percent of the outstanding Units at such date. Limited Partners are entitled to one vote for each Unit held.

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) filing a written revocation of the proxy with the Partnership; (ii) submitting a subsequent proxy that is signed by the person who signed the earlier proxy; or (iii) attendance at the Meeting and casting a contrary vote.

The expenses of soliciting proxies in the enclosed form will be paid by the Partnership. Following the original mailing of the proxies and other soliciting materials, representatives of the Partnership may request brokers, custodians, nominees, and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold Units and to request authority for the exercise of proxies. In such cases, the Partnership, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

PROPOSAL 1.  ELECTION OF INDIVIDUAL GENERAL PARTNERS

All General Partners of the Partnership are to be elected annually by the Limited Partners. As required by the Investment Company Act, a majority of the General Partners must be individuals who are not "interested persons" of the Partnership as defined in the Investment Company Act. Presently, none of the Individual General Partners is an "interested person" of the Partnership within the meaning of Section 2(a)(19) of the Investment Company Act. Therefore, the Individual General Partners constitute the Partnership's Independent General Partners.

The Individual General Partners have exclusive control of the management of the Partnership, provide overall guidance and supervision with respect to the operations of the Partnership and perform the various duties imposed on the directors of business development companies by the Investment Company Act. In addition to general fiduciary duties, the Individual General Partners, among other things, supervise the management arrangements of the Partnership and supervise the activities of the Managing General Partners. Subject to the supervision of the Individual General Partners, the Managing General Partners are responsible for (i) management of the Partnership, including analysis and selection of the Portfolio Companies that the Partnership funds, (ii) negotiation and structuring of financing arrangements, (iii) oversight of the Portfolio Companies, and (iv) day-to-day administration of Partnership affairs.

At the Meeting, the Limited Partners will elect three Individual General Partners, each to hold office until the next required annual meeting and until his successor is elected and qualified or until his earlier resignation or removal. Units represented by the accompanying proxy will be voted for the election of the nominees listed below, each of whom is presently an Individual General Partner of the Partnership and has been such since the Partnership commenced operations, unless the proxy is marked in such a manner as to withhold authority so to vote. Each nominee listed below has consented to continue to serve as an Individual General Partner.
If any nominee is not available for election, which is not anticipated, the proxies received will be voted for such substitute nominee as the Individual General Partners may recommend.

Certain information about each nominee is set forth below:
                                             Partnership Units
                                             Beneficially Owned
    Nominee                          Age     Effective 6/30/95
    Ben H. Crawford, Ph.D.           55           Twenty
    Harry E. Kitch, P.E.             48           Twenty
    Alfred E. Osborne, Jr., Ph.D.    50           Seventy

Ben H. Crawford, Ph.D. has been the owner of Horsestead Farms and McDowell & Crawford Development from May 1985 to the present where he manages a horse and cattle operation and real estate development. From May 1979 to May 1985, Dr. Crawford was a
Professor at Colorado State University.

Harry E. Kitch, P.E. is Regional Branch Chief in the Planning Division, Headquarters, Corps of Engineers, Department of the Army. Mr. Kitch has been with the Corps of Engineers since August 1971, serving in a variety of field and headquarters positions until May 1990, when he assumed his present position.

Alfred E. Osborne, Jr., Ph.D. is an Associate Professor of Business Economics at UCLA and director of the Entrepreneurial Studies
Center at the John E. Anderson Graduate School of Management. He has been at UCLA since 1972.

Compensation

The Partnership currently pays each Individual General Partner an annual fee of $6,000 in quarterly installments plus a fee of $1,000 for each meeting of the Individual General Partners or of any committee thereof (unless called on the same day and place as an Individual General Partners' meeting, in which case the fee is $500), up to annual limits of $8,000 and $5,000 for meetings of Individual General Partners and meetings of committees thereof, respectively. The Partnership also pays all Individual General Partners actual out-of-pocket expenses relating to attendance at meetings. The aggregate fees and expenses paid or payable by the Partnership to Messrs., Crawford, Kitch and Osborne totaled $11,945.27, $12,478.38 and $10,661.76, respectively, for the fiscal year ended December 31, 1994.

Individual General Partner Meetings and Committees

During 1994, the Partnership's Individual General Partners held a total of four meetings. The Partnership does not have an audit committee, a compensation committee, a nominating committee or any committee performing similar functions.

PROPOSAL 2.  ELECTION OF MANAGING GENERAL PARTNERS

At the Meeting, two Managing General Partners will be elected, each to serve until the next required Annual Meeting of Limited Partners and until its successor is elected and qualified or until its earlier resignation or removal. It is the intention of the persons named in the enclosed proxy, unless a contrary instruction is given, to nominate and vote in favor of the election of the nominees discussed below. The nominees discussed below have consented to continue to serve as Managing General Partners.

Technology Funding Inc. is a California corporation formed in 1979. Its address is 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403. In conjunction with TFL, TFI has organized and managed 20 limited partnerships in addition to the Partnership.
TFI is a registered investment adviser under the Investment Advisers Act of 1940. The backgrounds and experience of certain senior officers of TFI are outlined in "Key Personnel of the Managing General Partners" below. TFI currently employs approximately 50 persons, including TFI's senior officers. TFI uses consultants and outside counsel extensively to provide expertise in specific areas.

Technology Funding Ltd. is a California limited partnership formed in 1980. TFL is a registered investment adviser under the Investment Advisers Act of 1940. TFL has 3 general partners and 17 limited partners. Mr. Kokesh is the managing general partner of TFL. The general partners of TFL are all officers of TFI; Messrs. Kokesh and Pope are also directors of TFI.

Voting Interest in the Managing General Partners

TFL is the sole shareholder of TFI. Mr. Kokesh and Mr. Pope may be deemed to be control persons of TFL. The following table sets forth the voting interests of the general partners of TFL as of June 30, 1995.

                    TFL (1)

                    Charles R. Kokesh        6 votes
                    Frank R. Pope            2 votes
                    Gregory T. George        2 votes

(1) Under the TFL partnership agreement, all material decisions require the vote of at least 75% of the voting interests. The general partners' capital, profit and loss interests are flexible and may vary from the voting percentages set forth above.

Key Personnel of the Managing General Partners

Each of the following persons are affiliated persons of TFI and/or
TFL.

Charles R. Kokesh, 47, is President, Chief Executive Officer and Chairman of TFI; and managing general partner of TFL. Prior to forming Technology Funding in 1979, Mr. Kokesh was a Vice President of Bank of America where he was responsible for Global Treasury Management Services.

Frank R. Pope, 46, is Executive Vice President, Chief Financial Officer, Secretary, and a Director of TFI; a general partner of TFL; and Chairman and Secretary of Technology Funding Securities Corporation, the wholly-owned broker-dealer subsidiary of TFI. Before joining Technology Funding in March 1981, he was a Tax Manager with the accounting firm of Coopers & Lybrand.

Gregory T. George, 46, is a Group Vice President of TFI and a general partner of TFL. From May 1983 to June 1986, Mr. George was an independent management consultant specializing in the technical and strategic analysis of venture-backed software companies.

Thomas J. Toy, 40, is a Group Vice President of TFI and a partner of TFL. Prior to joining TFI in January 1987, Mr. Toy spent seven years in various positions with Bank of America, most recently as a Vice President in corporate lending.

Peter F. Bernardoni, 36, is a Vice President of TFI and a partner of TFL. Prior to joining Technology Funding in February 1988, Mr. Bernardoni served in several capacities with IBM.

PROPOSAL 3.  CONSENT TO AMENDMENT OF PARTNERSHIP AGREEMENT

The Partnership Agreement provides that the Individual General Partners shall call annual meetings of Limited Partners for the purpose of approval and election of General Partners, approval of auditors and action upon any other matter which requires the consent of any or all of the Limited Partners. Therefore, annual meetings of Limited Partners have been conducted during the month of September each year since the Partnership began operations. The cost of conducting annual meetings is considerable--approximately $10,000 per year in third-party costs such as legal, printing, mailing and regulatory filing fees and expenses. In addition, drafting, reviewing, soliciting and counting of the proxies consume a large number of man hours that are part of Partnership Operational Expenses. The agenda of most of the previous annual meetings has consisted solely of the re-election of the then-current General Partners and approval of independent certified public accountants.

In light of the high cost and the routine nature of the approval of existing General Partners and auditors,the General Partners are recommending an amendment to the Partnership Agreement. The amendment will require the Individual General Partners to call a meeting for the purpose of seeking Limited Partner approval of existing and auditors only once every three years. Currently, as mentioned above, such meeting and vote of Limited Partners are required to be held every year.

If the amendment is passed, there would be no change in the Limited Partners or Individual General Partners' ability, as described in the Partnership Agreement, to call a special meeting or vote on these two issues at any time. Similarly, a meeting would be called if other issues requiring Limited Partner consent were to arise.

Accordingly, the General Partners recommend that the Limited
Partners consent to an amendment of the Partnership Agreement by the addition of a new Section 14.11, which reads as follows:

"14.11 Limited Partner Consent. Notwithstanding the provisions of this Agreement relating to the rights of Limited Partners, the Individual General Partners shall be required to call a meeting of Limited Partners for the purpose of seeking Limited Partner consent of existing General Partners and existing independent certified public accountants only once every three years. In those years in which such meeting is not held and no Limited Partner consent is sought, Limited Partners shall continue to have the right to approve and elect existing General Partners and approve existing independent certified public accountants only by means of a special meeting of the Partners as described in Section 14.05 or by means of the procedure for action without a meeting as described in
Section 14.06."

This amendment was proposed last year. While it received significant approval from those voting, not enough Limited Partners voted for the amendment to receive the required approval of a majority of the outstanding Units. The Individual General Partners recommend a vote for the proposal.

PROPOSAL 4.  SELECTION OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS

At its meeting to be held on September 8, 1995, the Individual General Partners of the Partnership expect to select the firm of KPMG Peat Marwick ("Peat Marwick"), independent certified public accountants, to examine the financial statements of the Partnership. The Partnership knows of no direct or indirect financial interest of such firm in the Partnership. Such appointment is subject to ratification or rejection by the Limited Partners of the Partnership. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants.

Peat Marwick also acts as independent certified public accountants for the Managing General Partners and substantially all of the other Technology Funding partnerships and other Technology Funding entities. The fees received by Peat Marwick from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Partnership. The Individual General Partners consider the fact that Peat Marwick has been retained as the independent accountants for the Managing General Partners and the other entities described above in their evaluation of the independence of Peat Marwick with respect to the Partnership.

Representatives of Peat Marwick are not expected to be present at the Meeting and therefore will not have the opportunity to respond to questions from Limited Partners or to make a statement.

PROPOSAL 5.  TRANSACT OTHER BUSINESS

The Individual General Partners do not presently intend to bring any other business before the Meeting and, so far as it is known to the Individual General Partners, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.

LIMITED PARTNER PROPOSALS

A Limited Partner proposal for inclusion in a Partnership Proxy Statement and Form of Proxy relating to a meeting of Limited Partners must be received by the Managing General Partners by March 15 of the calendar year in which inclusion of such proposal in the proxy materials is sought by Limited Partners for a meeting of Limited Partners to be held during that same calendar year. Mere submission of a proposal, however, will not guarantee its inclusion in the proxy materials, as other conditions, such as compliance with federal regulations and the terms of the Partnership Agreement, must also be met.

As the Partnership must receive proxies from more than 50% of the outstanding Units, ALL Limited Partners are urged to complete, sign, date and return the accompanying Proxy in the enclosed postage-paid envelope. Your prompt attention to this matter will avoid costly follow-up correspondence.

Thank you for your assistance.

              TECHNOLOGY FUNDING VENTURE PARTNERS V,
                AN AGGRESSIVE GROWTH FUND, L.P.
         PROXY FOR ANNUAL MEETING OF LIMITED PARTNERS
                      September 8, 1995

     The undersigned hereby appoints Charles R. Kokesh and Frank R. Pope, or either of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Limited Partners of Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P. (the "Partnership") to be held at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California on September 8, 1995, at 2:30 p.m., and any adjournment thereof, and to vote the number of Units of limited partnership interest in the Partnership the undersigned would be entitled to vote if personally present on the following matters:

1.  ELECTION OF INDIVIDUAL GENERAL PARTNERS
    FOR all nominees listed below [_____]
    (except as marked to the contrary below):

    WITHHOLD AUTHORITY to vote for all nominees listed below [____]

    Nominees:  Ben H. Crawford, Ph.D., Harry E. Kitch, P.E.
    Alfred E. Osborne, Jr., Ph.D.

    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
    _____________________________________________________

2.  ELECTION OF MANAGING GENERAL PARTNERS
    FOR all nominees listed below  [____]
    (except as marked to the contrary below):

    WITHHOLD AUTHORITY to vote for all nominees listed below [____]

    Nominees:  Technology Funding Inc.
               Technology Funding Ltd.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
    ______________________________________________________

3. CONSENT TO AMEND THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT by adding a new Section 14.11 which provides that the Individual General Partners shall be required to call a meeting of Limited Partners for the purpose of seeking Limited Partner consent of existing General Partners and the approval of existing independent certified public accountants for the Partnership only once every three years.
    [____] FOR    [____] AGAINST    [____] ABSTAIN

4.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK as
    independent certified public accountants of the Partnership.
    [____] FOR    [____] AGAINST    [____] ABSTAIN

5. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

The Independent General Partners recommend a vote FOR all nominees identified in proposals 1 and 2 above and FOR proposals 3 and 4 above. This proxy is solicited on behalf of the Individual General Partners. This proxy will be voted FOR all nominees in proposals 1 and 2 and FOR proposals 3 and 4.

WILL YOU BE ATTENDING THE ANNUAL MEETING?  [_] YES  [_] NO

PROXY INSTRUCTIONS
1.  Please sign exactly as the name or names appear hereon.
2. If Units of limited partnership interest are held by two or more persons, all of them should sign the proxy.
3. A proxy executed by a corporation should be signed in its name by an authorized officer.
4. Executors, administrators, trustees and partners should so indicate when signing.

Dated: ____________________, 1995

Signature(s)____________________________________

            ____________________________________

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE
UNITED STATES.